Exhibit A

Index Series of the Fund

Name of Fund	Effective Date
First Trust Dow Jones Select MicroCap IndexSM Fund	October 12, 2010
First Trust Morningstar® Dividend LeadersSM Index Fund	October 12, 2010
First Trust NASDAQ-100 Equal Weighted IndexSM Fund	October 12, 2010
First Trust NASDAQ-100-Technology Sector IndexSM Fund	October 12, 2010
First Trust US Equity Opportunities Fund	October 12, 2010
First Trust NYSE Arca Biotechnology Index Fund	October 12, 2010
First Trust Capital Strength ETF	October 12, 2010
First Trust Dow Jones Internet IndexSM Fund	October 12, 2010
First Trust NASDAQ-100 Ex-Technology Sector IndexSM Fund	October 12, 2010
First Trust NASDAQ® Clean Edge® Green Energy Index Fund	October 12, 2010
First Trust Value Line® Dividend Index Fund	October 12, 2010
First Trust S&P REIT Index Fund	October 12, 2010
First Trust Natural Gas ETF	October 12, 2010
First Trust Water ETF	October 12, 2010
First Trust NASDAQ® ABA Community Bank Index Fund	October 12, 2010
First Trust Dow 30 Equal Weight ETF	July 20, 2017
First Trust Lunt U.S. Factor Rotation ETF	July 20, 2018
FT Vest Gold Strategy Quarterly Buffer ETF	January 15, 2021
FT Vest Gold Strategy Target Income	February 24, 2021
First Trust Growth Strength ETF	October 20, 2022
First Trust Indxx Advanced Aerospace & Defense ETF	October 20, 2022
First Trust Bloomberg Inflation Sensitive Equity ETF	March 9, 2023
First Trust S&P 500 Diversified Free Cash Flow ETF	August 22, 2023
First Trust WCM Developing World Equity ETF	October 2, 2024
First Trust WCM International Equity ETF	October 2, 2024